UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 14, 2012

FISCHER-WATT GOLD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	0-17386 (Commission File Number)	88-0227654 (IRS Employer Identification #)
2186 S. Holly Street, Suite 104, Denver, Colorado 80222 (Address of Principal Executive Office)

(303) 800-0678

(Registrant’s telephone number, including area code)

2582 Taft Court, Lakewood, Colorado  80215

(Former name or former address, if changed since last report)

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On March 14, 2012, Fischer-Watt Gold Company, Inc. (the “Company”) and the Shareholders of New Fork Uranium Corporation, a Wyoming corporation (“New Fork”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) whereby the shareholders of New Fork sold all of the issued and outstanding shares of New Fork to the Company in exchange for the issuance to the shareholders of an aggregate of 50,000,000 shares of common stock, $.001 par value, of the Company.

The 50,000,000 shares of common stock of the Company issued pursuant to the Stock Purchase Agreement were issued pro rata to all of the shareholders of New Fork on the basis of 0.877192983 share of the Company’s common stock for each outstanding New Fork share of common stock issued and outstanding on the effective date of the Stock Purchase Agreement.

New Fork holds 521 mining claims in the areas adjacent to the Company’s Cyclone Rim uranium exploration properties in Sweetwater County, Wyoming.  New Fork's assets are comprised of 521 federal mining claims covering about 10,000 acres of BLM land.  These claims cover a large portion of the sinuous, uranium bearing roll-front that exists in this part of south-central Wyoming.  The Company’s existing Cyclone Rim claims cover a 28-mile extent of the western portion of this same roll-front trend.  This area of Sweetwater County is a historical uranium-mining district that is seeing a resurgence of development activity.  The Company now holds significant acreage on key uranium ground in the Red Desert.  In addition, New Fork brings working capital of over $300,000 to the Company.

Section 2 – Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

1.

Effective March 15, 2012, the Company closed on the Stock Purchase Agreement whereby 50,000,000 shares of the Company’s common stock were issued pro rata to the shareholders of New Fork in exchange for all of the 57,000,000 issued and outstanding shares of New Fork.

(a)

No person acted as a principal underwriter for the sale of these securities. The Company's shares of Common Stock were offered directly by the Company through its officers and directors.

(b)

The 50,000,000 shares of Common Stock of the Company were issued pursuant to the Stock Purchase Agreement pro rata, to all of the shareholders of New Fork on the basis of 0.877192983 share of the Company’s Common Stock for each outstanding New Fork share of common stock issued and outstanding on the effective date of the Stock Purchase Agreement.  No underwriting, sales or other commissions or discounts were paid or involved in the exchange of shares.

(c)

In the issuance of these shares of its Common Stock, the Company relied upon the exemption from the registration requirements of Section 5 of the Securities Act provided in Section 4(2) of the Securities Act and by Regulation D adopted under the Securities Act. These securities were issued as restricted securities and a legend denoting the restrictions on their transferability under the Securities Act was placed upon the certificates or other documents issued to represent the securities.

2.

Effective March 19, 2012, the Company issued 500,000 options to purchase common stock to each of its four directors, James Baughman, Gregory Schifrin, William Rapaglia, and James M. Seed, for a total of 2,000,000 options. The options are immediately exercisable and will expire in five (5) years, or on March 18, 2017. The exercise price of the underlying shares is $0.06 per share.

Additionally, effective January 21, 2010, the Company issued 500,000 options to purchase common stock to a consultant to the Company, Peter Bojtos, who is also the former President, Chief Executive Officer and a Director of the Company. The options are immediately exercisable and will expire in five (5) years, or on March 18, 2017. The exercise price of the underlying shares is $0.06 per share.

The 2,500,000 options were issued to the directors of the Company, and a former officer and director of the Company, and thus to an "accredited investor" as defined under the Securities Act. The options were, and any shares of the Common Stock of the Company issued upon exercise of the option must be, taken by the directors for investment and not for distribution and as "restricted securities" under the Securities Act. The Company made available to the directors the material information about the Company and its securities, including the information contained in its reports filed under the Securities Exchange Act of 1934. In issuing the options, the Company relied upon the exemption from the registration requirements of Section 5 of the Securities Act provided in Section 4(2) thereof, as a transaction by an Issuer not involving a public offering.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)

On March 19, 2012, in conjunction with the closing of the Stock Purchase Agreement, Peter Bojtos resigned his positions of Chief Executive Officer, President and a Director of the Company (including the Chairmanship of the Board of Directors). This was not a result of any disagreements between Mr. Bojtos and the Directors on any matter relating to the Company’s operations, policies or practices.

(b)

On March 19, 2012, in conjunction with the closing of the Stock Purchase Agreement, Gerald Helgeson resigned his positions of Secretary and a Director of the Company (including his position on the Audit Committee of the Board of Directors). This was not a result of any disagreements between Mr. Helgeson and the Directors on any matter relating to the Company’s operations, policies or practices.

(c)

On March 19, 2012, in conjunction with the closing of the Stock Purchase Agreement, James G. Baughman was elected as Chief Executive Officer, President, a Director and Chairman of the Board of Directors of the Company.

Mr. Baughman, age 55, has worked as a geologist for more than 25 years in mining operations and mineral exploration projects for precious, base metals, and uranium. Mr. Baughman has provided technical services and project management for a number of major and junior mining companies.

From July of 2004 to May of 2006, Mr. Baughman was the co-founder, President and Chief Executive Officer of High Plains Uranium Corp, where he managed the company’s corporate finance, accounting, legal and regulatory requirements. He also managed a successful initial public offering on the TSX (Senior Board).

From May of 2006 to October of 2006, Mr. Baughman was the Chief Executive Officer of Kenai Resources, formerly known as Triumph Gold Corp., where he managed the company's properties in Venezuela and Oregon. He also managed the consulting engineers and geologists, and prepared engineering reports.

From October of 2006 to the September 2010, Mr. Baughman led an acquisition of mineral rights on uranium properties, hired professional staff, developed company presentation and conducted road shows to investors and potential investors for US Uranium Corp., a company he co-founded. Mr. Baughman also served as Chief Operating Officer and a Director in March 2010 of American Mining Corporation.

From September 2010 until present Mr. Baughman has served as Chief Operating Officer (COO) and Director for Terra Mining Corp and transitioned to the COO of WestMountain Index Advisor on March 1, 2011 when WestMountain acquired the assets of Terra Mining Corp.  Mr. Baughman’s responsibilities for WestMountain is to manage field operations at the Terra Project in Alaska, produce technical reports, and liaison with the Joint Venture partner for Terra.

James Baughman is a Director and CEO of Big Bear Mining Corp. Mr. Baughman is on the Advisory Board of a Canadian exploration company. In July of 1983, Mr. Baughman received a Bachelor of Science degree in Geology from the University of Wyoming, Laramie. He is a registered professional geologist in the State of Wyoming. Mr. Baughman resides in Aurora, Colorado.

On March 19, 2012, the Company and James G. Baughman entered into an employment agreement covering his employment as President and Chief Executive Officer of the Company.  The material terms of Mr. Baughman’s Employment Agreement are:

•

The term of the Employment Agreement is indefinite, subject to the termination provisions of the Agreement;

•

Mr. Baughman will receive an annual salary in the amount of $36,000.00, subject to annual review and adjustment;

•

Mr. Baughman may receive an annual, discretionary bonus in an amount reasonable in the sole opinion of the Board of Directors, based on the recommendation of the Company’s compensation committee;

•

Mr. Baughman is entitled to participate in all executive benefit programs offered to the Company’s executives from time to time;

•

Mr. Baughman is entitled to four (4) weeks’ paid vacation each calendar year; and

•

Mr. Baughman may receive yearly stock options awards to be determined by the Company’s Board of Directors.

Mr. Baughman does not have any family relationships with any of the present or previous officers or directors of the Company.

As a result of the closing of the Stock Purchase Agreement, Mr. Baughman has a material interest in the Company as he is the sole shareholder of Publican Capital Corp., a New Fork shareholder which purchased 10,526,316 shares, or 7.7% of the outstanding common stock of the Company, in the transaction.

(d)

On March 19, 2012, in conjunction with the closing of the Stock Purchase Agreement, Gregory L. Schifrin was elected as a Director of the Company.  There was no arrangement or understanding between Mr. Schifrin and other persons pursuant to which Mr. Schifrin was selected as a director.

Mr. Schifrin, age 53, has worked as a geologist and manager for 29 years the in mining and mineral exploration industry where he has been involved in precious, base metals, rare earth and uranium exploration and development. Mr. Schifrin has provided technical services and project management for major and junior mining companies.

From February 2011 to November 2011 Mr. Schifrin was President of Colorado Rare Earth, Inc., and post M & A U.S. Rare Earths, Inc. and from November 29, 2011 the Chief Operations Officer and Director of U.S. Rare Earths, Inc. a public exploration and development company exploring for rare earth elements in the United States.

From March 2010 to present Mr. Schifrin was the CEO, President and Director of Terra Mining Corporation (President, CEO and Director of WestMountain Index Advisor, Inc.-merger 2/28/2011- WMTN-OB) a public exploration and development company exploring and developing a 168,000 ounce gold resource project in Alaska. During his tenure Mr. Schifrin managed corporate finance, accounting, legal and regulatory requirements, exploration, geologic evaluation, project generation and land acquisition.

From May 2010 to December 2010 Mr. Schifrin was a Director of Solauro Industries, Inc., a privately held exploration, development and reclamation mining company.

From November 2008 to present Mr. Schifrin was a Director of American Mining Corporation, where from March to Present he has held the office of President.

From December 2007 to the present Mr. Schifrin was the President and Director of Silver Verde May Mining Corporation. During his tenure Mr. Schifrin managed corporate finance, accounting, legal and regulatory requirements, exploration, geologic evaluation, project generation and land acquisition.

From 1985 to the Present, Mr. Schifrin was the co founder and President of Minex Exploration, a mining industry known exploration consulting and service company, where Mr. Schifrin managed a staff of 15 to 30 personnel, clients and contracts, accounting, legal and regulatory requirements, as well as managing exploration projects, grassroots through drilling and development phase, throughout North America for major and junior mining companies.

From October 1992 to the Present, Mr. Schifrin co-founded Selkirk Environmental, Inc., an environmental consulting and service company where he managed environmental regulatory compliance, risk analysis, pollution cleanup and environmental assessment for public  and private clients.

From November of 2006 to December 2007, Mr. Schifrin was the, President and CEO of Golden Eagle Mining Corporation, where he managed corporate affairs, geological exploration, property acquisition and accounting.

In August of 1983, Mr. Schifrin received a Bachelor of Science degree in Geology from the University of Idaho, Moscow. He is a registered professional geologist in the State of Washington. Mr. Schifrin resides in Sandpoint, Idaho.

Mr. Schifrin does not have any family relationships with any of the present or previous officers or directors of the Company.

As a result of the closing of the Stock Purchase Agreement, Mr. Baughman has a material interest in the Company as he is the sole shareholder of Purcell Group LLC, a New Fork shareholder which purchased 10,526,316 shares, or 7.7% of the outstanding common stock of the Company, in the transaction.

Section 9 – Financial Statement and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

(4)

The financial statements for New Fork Uranium Corporation, acquired as a result of the closing on the Stock Purchase Agreement on March 14, 2012 (see Items 1.01 and 2.01 above) are not included herein but will be filed by an amendment hereto within 71 days of March 14, 2012.

(b)

Pro forma financial information.

(2)

The pro-forma financial information for the acquisition of New Fork Uranium Corporation by the Company are not included herein but will be filed by an amendment hereto.

(d)

Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement by Fischer-Watt Gold Company, Inc. and Shareholders of New Fork Uranium Corporation, dated March 14, 2012
10.2	Employment Agreement, dated March 19, 2012, between Fischer-Watt Gold Company, Inc. and James G. Baughman
99.1	News Release, dated March 15, 2012, announcing the closing of the Stock Purchase Agreement

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER-WATT GOLD COMPANY, INC.

By:	/s/ James Baughman
James Baughman President and Chief Executive Officer

Dated:  March 19, 2012